(FIRST UNION LOG0)	The Money Store Residential Loan Notes	Record Date: 06/30/02
	Series 1998-I	Determination Date: 07/10/02
	Statement To Certificateholder	Distribution Date: 07/15/02
3

			Original	Beginning			Current		Ending
		Certificate	Certificate	Certificate			Realized	Total	Certificate
Class	Cusip	Rate	Balance	Balance	Interest	Principal	Loss	Distribution	Balance

A-1	60935FAP5	6.40500%	54,493,000.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand					0.00000000	0.00000000		0.00000000	0.00000000
A-2	60935FAQ3	6.20000%	19,745,000.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand					0.00000000	0.00000000		0.00000000	0.00000000
A-3	60935FAR1	6.21500%	29,277,000.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand					0.00000000	0.00000000		0.00000000	0.00000000
A-4	60935FAS9	6.51500%	23,496,000.00	1,673,302.02	9,084.64	595,449.70	0.00	604,534.34	1,077,852.32
Factors per Thousand					0.38664624	25.34259874		25.72924498	45.87386449
A-5	60935FAT7	7.17000%	17,989,000.00	17,989,000.00	107,484.28	0.00	0.00	107,484.28	17,989,000.00
Factors per Thousand					5.97500028	0.00000000		5.97500028	1000.00000000
B	60935FAW0	8.40000%	13,500,000.00	7,761,435.01	54,330.05	235,045.93	0.00	289,375.98	7,526,389.08
Factors per Thousand					4.02444815	17.41080963		21.43525778	557.51030222
M-1	60935FAU4	7.27000%	22,500,000.00	12,935,725.01	78,368.93	391,743.22	0.00	470,112.15	12,543,981.79
Factors per Thousand					3.48306356	17.41080978		20.89387333	557.51030178
M-2	60935FAV2	7.49500%	19,000,000.00	10,923,501.12	68,226.37	330,805.38	0.00	399,031.75	10,592,695.74
Factors per Thousand					3.59086158	17.41080947		21.00167105	557.51030211
Pool I			200,000,000.00	51,282,963.16	317,494.27	1,553,044.23	0.00	1,870,538.50	49,729,918.93

Totals					1.58747135	7.76522115		9.35269250	248.64959465
GP	n/a	0.00000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Factors per Thousand

Totals					317,494.27	1,553,044.23	0.00	1,870,538.50	49,729,918.93

Wells Fargo Bank	Shelley Lauffer
11000 Broken Land Parkway	Phone: 410-884-2169
Columbia, Maryland 21044	Fax: 410-884-2372

(FIRST UNION LOG0)	The Money Store Residential Loan Notes	Record Date: 06/30/02
	Series 1998-I	Determination Date: 07/10/02
	Statement To Certificateholder	Distribution Date: 07/15/02
3

Certificate Information

	Current Interest	Carry Forward
	Requirement	Amount

A-1	0.00	0.00
A-2	0.00	0.00
A-3	0.00	0.00
A-4	9,084.64	0.00
A-5	107,484.28	0.00
B	54,330.05	0.00
M-1	78,368.93	0.00
M-2	68,226.37	0.00

	Applied Realized	Unpaid Realized	Interest Shortfall
	Loss Amount	Loss Amount	Carryforward Amount

A	0.00	0.00	0.00
B	0.00	0.00	0.00
M	0.00	0.00	0.00

Wells Fargo Bank 11000 Broken Land Parkway Columbia, Maryland 21044	Shelley Lauffer Phone: 410-884-2169 Fax: 410-884-2372

(FIRST UNION LOG0)	The Money Store Residential Loan Notes	Record Date: 06/30/02
	Series 1998-I	Determination Date: 07/10/02
	Statement To Certificateholder	Distribution Date: 07/15/02
3

Schedule of Remittance

Aggregate Amount Received	2,095,656.92
Monthly Advance (incl. Comp Int.)	33,220.31
Capitalized Interest Account Transfer	0.00
Pre-funding Account Transfer	0.00
Amount Withdrawn from the Certificate Account	0.00
(Unreimbursed Monthly Advance)	0.00
(Servicer Fee)	(11,343.26)
(Contingency Fee)	(11,343.26)
(Late Charges)	(15,409.22)
(Escrow)	(14,047.59)

(18,923.02)
Available Remittance Amount	2,076,733.90

Fees
Contingency Fee	11,343.26
Expense Account	1,709.43
FHA Premium Amount	1,887.34
Servicer Fee	11,343.26

Prior Three Months Weighted Average Mortgage Interest Rates

3/02	4/02	5/02
13.753%	13.758%	13.761%

EXHIBIT O

Outstanding Balance	55,751,030.19

# Accounts	2,793

Delinquent Infor.	# Loans	Amount	Percentage

Delinquent 1-29 Days	397	7,650,907.09	13.72%
Delinquent 30-59 Days	71	1,268,754.14	2.28%
Delinquent 60-89 Days	31	561,556.48	1.01%
Delinquent 90 and over	20	289,399.70	0.52%
Loans in Foreclosure	17	618,763.94	1.11%
REO Property	5	195,164.39	0.35%

Totals	541	10,584,545.74	18.99%

Wells Fargo Bank 11000 Broken Land Parkway Columbia, Maryland 21044	Shelley Lauffer Phone: 410-884-2169 Fax: 410-884-2372

(FIRST UNION LOG0)	The Money Store Residential Loan Notes	Record Date: 06/30/02
	Series 1998-I	Determination Date: 07/10/02
	Statement To Certificateholder	Distribution Date: 07/15/02
3

Collateral Information

Accelerated Principal Distribution		0.00
Adjusted Mortgage Interest Rate		12.221
Aggregate Beginning Principal Balance of Loans		57,492,111.17
Aggregate Ending Principal Balance of Loans		55,751,030.19
Amt. Reimb. to Servicer/Cert. Insurer from FHA Acct		1,887.34
Available Maximum Subordination Amount		7,604,173.00
Compensating Interest		878.69
Curtailments		98,937.71
Excess and Monthly Payments		188,989.43
FHA Claims Filed		0.00
FHA Claims Paid		0.00
FHA Claims Pending		16,546.82
FHA Payments Denied		0.00
FHA and Related Payments Received		0.00
GP Remittance Amount Payable		0.00
Interest Received		624,801.95
Payments and Reimbursments to the Servicers pursuant to:
section 4.04 (b)		0.00
section 4.04 (c)		0.00
section 4.04 (d)ii		0.00
section 4.04 (e)		0.00
section 4.04 (f)I		22,686.52
Payment of Certificate Remittance Amount (Owner Trustee)		202,598.64
Principal Prepayments (Number/Amount)	70	1,149,258.36
Realized Losses (Current/Cumulative)	303,895.48	27,856,632.48
Reimbursable Amount		0.00
Reserve Amount		0.00
Specified Subordinated Amount		6,021,111.26
Spread Amount		6,021,111.26
WAC		13.761%
WAM		178.273
Weighted Average Adjusted Mortgage Loan Remittance Rate for class AF-1, AF-2, AF-3, AF-4, AF-5, B, M-1 & M-2		7.476%
Trigger Event Calculation
1. (i) Exceeds 50% of (ii)	No
(i) Sixty-day Delinquency Ratio		2.99%
(ii) Senior Enhancement Percentage		65.80%

2. Both(a) and (b) occur	No
(a) Either (x) or (y) occur		No
(x) The Wtd Avg 5 Mth 60-Day Delinq. Ratio does exceed 9% or		2.88%
(y) The Cumulative Realized Losses exceeds $28,200,000		27,856,632.48
and (b) either (x) or (y)		Yes
(x) The Wtd Avg 5 Mth 60-Day Delinq. Ratio exceeds 15% or		2.88%
(y) The Cumulative Realized Losses exceed $9,400,000		27,856,632.48
If 1) or 2) is “YES” then trigger event is in effect	No

Wells Fargo Bank 11000 Broken Land Parkway Columbia, Maryland 21044	Shelley Lauffer Phone: 410-884-2169 Fax: 410-884-2372